Exhibit 5.1

Akerman LLP
666 Fifth Avenue
20th Floor
New York, NY 10103
Tel: 212.880.3800
Fax: 212.880.8965
September 27, 2017
Carrols Restaurant Group, Inc.
968 James Street
Syracuse, NY 13203

Re:	Carrols Restaurant Group, Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:
We have acted as counsel to Carrols Restaurant Group, Inc., a Delaware corporation (the “Company”), in connection with that certain registration statement on Form S-4 (the “Registration Statement”) filed by the Company and certain subsidiaries of the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of $75,000,000 aggregate principal amount of the Company's 8.00% Senior Secured Second Lien Notes due 2022 (the “Exchange Notes”) and the full and unconditional guarantees as to the payment of principal and interest on the Exchange Notes as set forth in Article XI of the Indenture referred to below (the “Exchange Note Guarantees”) by each of the other entities listed in the Registration Statement as Subsidiary Guarantors (the “Subsidiary Guarantors”). Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange in the exchange offer (the “Exchange Offer”) up to $75,000,000 aggregate principal amount of the Exchange Notes for a like amount of its outstanding 8.00% Senior Secured Second Lien Notes due 2022 issued on June 23, 2017 (the “Old Notes”), which have not been registered under the Act, and to exchange the Exchange Note Guarantees for the full and unconditional guarantees as to the payment of principal and interest on the Old Notes by the Subsidiary Guarantors. The Exchange Notes and the Exchange Note Guarantees will be registered under the Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offer pursuant to an Indenture, dated as of April 29, 2015, as amended (the “Indenture”), among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.
In connection with issuing this opinion letter, we have reviewed originals or copies of the following documents:

Carrols Restaurant Group
September 26, 2017

(1)	the Registration Statement and the Prospectus;

(2)	the Indenture, including the Exchange Note Guarantees contained therein;

(3)	a specimen of the Exchange Notes (the “Specimen,” and collectively with the Indenture and the Exchange Note Guarantees, the “Transaction Documents”);

(4)	the organizational documents of the Company and the Subsidiary Guarantors, as presently in effect;

(5)
resolutions adopted by the board of directors of the Company and by the board of directors or managers, as applicable, of the Subsidiary Guarantors relating to the Exchange Offer, the Registration Statement and related matters; and

(6)
Certificates of Good Standing for the Company and for each of the Subsidiary Guarantors issued by the Department of State of the State of Delaware and the Department of Assessments and Taxation of the State of Maryland, as applicable (the “Certificates of Good Standing”).

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.
With your permission, we have made and relied upon the following assumptions, without any investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (i) all corporate records furnished to us by the Company and the Subsidiary Guarantors are accurate and complete; (ii) the Registration Statement filed by the Company and the Subsidiary Guarantors with the Commission is identical to the form of the document that we have reviewed; (iii) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (iv) the Company and the Subsidiary Guarantors will issue the Exchange Notes and Exchange Note Guarantees, respectively, in compliance with applicable federal and state securities laws and in accordance with the manner described in the Registration Statement, the Prospectus, and the applicable prospectus supplement; and (v) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic, all documents submitted to us as certified, facsimile or photostatic copies conform to the originals of such documents, the signatures on all documents are genuine, and all natural persons who have executed any of the documents have the legal capacity to do so.
Based upon and subject to the foregoing, and subject to the qualifications set forth below, it is our opinion that:

(1)
The Exchange Notes have been duly authorized, and when the Exchange Notes have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and, when issued upon consummation of the Exchange Offer as set forth in the Registration Statement, the Exchange Notes will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefit of the Indenture; and

(2)
When the Exchange Notes have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the Indenture upon consummation of the Exchange Offer as set forth in the Registration Statement, each Exchange Note Guaranty will

Carrols Restaurant Group
September 26, 2017

be the legal, valid and binding obligation of the Subsidiary Guarantor which issued such Exchange Note Guarantee, enforceable against such Subsidiary Guarantor in accordance with its terms.

Each of our opinions are subject to the following qualifications: (i) our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, or similar laws affecting the rights of creditors' generally and (ii) our opinions are subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and regardless of whether such enforceability is considered in a proceeding at law or in equity.
We express no opinion as to matters governed by laws of any jurisdiction other than the the law of the State of New York, the Maryland General Corporation Law, the General Corporation Law of the State of Delaware, and the Limited Liability Company Act of the State of Delaware. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States.
We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the Exchange Notes and Exchange Note Guarantees to be issued pursuant to the Registration Statement.
No portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.
We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Akerman LLP

AKERMAN LLP